EXHIBIT 99.1




                SPECIALIZED HEALTH PRODUCTS ANNOUNCES RESULTS FOR
             THIRD QUARTER AND NINE MONTHS ENDED SEPTEMBER 30, 2005

              o First nine month revenues grow 24% to $5.0 million
       o Sales of manufactured products increase 58% in first nine months


Bountiful, Utah - November 8, 2005 - Specialized Health Products International, Inc. (OTCBB: SHPI), a leader in the design and development of medical safety devices, today reported consolidated financial results for the third quarter and nine months ended September 30, 2005.

Third quarter highlights include:

o        U.S. launch of MiniLoc(TM) Safety Infusion Set late in the quarter
o        Signing of new development and OEM supply agreement with Bard Access
         Systems
o Completion of SecureLoc(TM) Safety Introducer Needle product development and signing of first major supply agreement with Merit Medical Systems for fourth quarter launch
o Named to the 2005 Deloitte Technology Fast 500, a ranking of the 500 fastest-growing technology companies in North America

Revenues for the third quarter of 2005 were $1.7 million, an increase of 6% from the $1.6 million recorded in the same period last year. Net loss for the third quarter of 2005, which includes a $327,000 charge related to amortization of deferred compensation, was $351,000 or $(0.01) per diluted share, compared to net income of $174,000, or breakeven on an earnings per diluted share basis, for the same period last year.

Revenues for the nine months ended September 30, 2005 increased 24% to $5.0 million, compared to $4.1 million in the same period of 2004. Net loss for the nine months ended September 30, 2005, which includes a $970,000 charge related to amortization of deferred compensation, was $1.1 million, or $(0.02) per diluted share, compared to a net loss of $286,000, or $(0.01) per diluted share, for the same period in 2004.

"With the commercialization of two new self-manufactured product lines and the signing of two new corporate partner agreements, we achieved significant operating milestones in the third quarter," commented Jeff Soinski, President and Chief Executive Officer. "We expect MiniLoc(TM) Safety Infusion Set, our next generation safety Huber needle launched late in the third quarter, to be an important driver of continued growth. We have been pre-marketing MiniLoc(TM) to end users since 510(k) approval in May, and initial demand since launch has been excellent. We also completed product development for SecureLoc(TM) Safety Introducer Needle, and began manufacturing our first production lots on our new manufacturing line last week. SecureLoc(TM) is expected to launch in the second half of this quarter. With these two new self-manufactured product lines, our new development and OEM supply agreement with Bard Access Systems, and our existing product agreements with Tyco Healthcare and BD (Becton, Dickinson and Company), we are well-positioned to accelerate our growth in the fourth quarter and 2006. At the same time, we remain active on the business development front and expect to continue to provide new opportunities for expanding our marketed product portfolio in the months to come."

Mr. Soinski continued, "Our revenue growth in the quarter was lower than anticipated due to the MiniLoc(TM) launch being delayed until the end of September. This product line was originally planned to launch in July and contribute to revenue growth for the entire quarter. As expected, technology and license fee revenue decreased in the third quarter, as upfront license fees related to our earlier licensing agreements became fully amortized. Development fee revenue increased 52% in the third quarter, primarily related to our new agreement with Bard Access Systems. Our gross margin in the third quarter improved to 78%. We expect gross margins for the year to be in the mid-70% range. We are committed to achieving sustainable profitability and will focus our efforts on continuing to grow sales of our self-manufactured products, gaining operating efficiencies and maintaining company-wide cost discipline in the coming quarters."

SHPI will conduct a conference call to discuss third quarter 2005 financial results on Wednesday, November 9, 2005, at 4:30 p.m. EST. Investors can participate in the conference call live by dialing (888) 428-4471 in the U.S. and (612) 332-0345 internationally. In addition, the call will be broadcast live over the Internet hosted at www.shpi.com under "webcast" and will be archived online within one hour after completion of the call. A replay of the call will be available for one week after the event by dialing (800) 475-6701 in the U.S. and (320) 365-3844 internationally and entering access code: 802047.

About Specialized Health Products International, Inc.
-----------------------------------------------------
SHPI is a leading developer, manufacturer and marketer of proprietary disposable medical devices for clinician and patient safety. Our innovative safety devices are designed to maximize the efficiency and quality of healthcare, while minimizing the risk of accidental needlesticks. Through proprietary design and manufacturing processes, we have developed multiple products based upon two primary patented technology platforms, FlexLoc(R) and SecureLocTM, which apply to virtually all medical needles used today. We manufacture and market certain products, including LiftLoc(R) and MiniLoc(TM) Safety Infusion Sets, under our own label. We license or supply other products to leading manufacturers and marketers in the global disposable medical product industry. For more information about SHPI, visit our web site at www.shpi.com

This news release contains forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended. Such statements are subject to risks and uncertainties that could cause actual results to vary materially from those projected in the forward-looking statements. The Company may experience significant fluctuations in future operating results due to a number of economic conditions, risks in product and technology development, the effect of the Company's accounting policies and other risk factors detailed in the Company's SEC filings. These factors and others could cause operating results to vary significantly from those in prior periods and those projected in forward-looking statements. Additional information with respect to these and other factors, which could materially affect the Company and its operations, are included on certain forms the Company files with the Securities and Exchange Commission.


Contacts:
Specialized Health Products International, Inc.
Paul S. Evans
Tel: 801-298-3360
pevans@shpi.com

website: www.shpi.com
---------------------

                                      # # #


                            (Financial Tables Follow)

                        SPECIALIZED HEALTH PRODUCTS INTERNATIONAL, INC. AND SUBSIDIARIES
                                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                             FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2005


                                                  Three Months Ended                        Nine Months Ended
                                           ------------------------------           ------------------------------
                                           Sept 30, 2005    Sept 30, 2004           Sept 30, 2005    Sept 30, 2004
                                           -------------    -------------           -------------    -------------
Revenue:
   Product sales and royalties              $ 1,332,827      $ 1,173,564             $ 4,021,898      $ 3,074,351
   Technology fees and license
     revenues                                    12,501          198,906                 281,360          596,718
   Development fees and related
     services                                   376,136          247,866                 743,911          391,639
                                            -----------      -----------             -----------      -----------
Total revenue                                 1,721,464        1,620,336               5,047,169        4,062,708

Cost of sales                                   384,104          378,034               1,251,886          817,683
                                            -----------      -----------             -----------      -----------
Gross profit                                  1,337,360        1,242,302               3,795,283        3,245,025

Operating expenses:
   Research and development
     (2005 excludes amortization of
     deferred compensation of
     $109,854 and $325,474)                     754,539          526,038               2,133,116        1,786,503
   Sales and marketing
     (2005 excludes amortization of
     deferred compensation of $5,481
     and $13,600; 2004 excludes
     $9,300)                                    271,807          199,951                 732,947          779,024
   General and administrative (2005
     excludes amortization
     of deferred compensation of
     $211,395 and $630,631)                     323,472          343,478                 993,812          984,829
   Amortization of deferred
     compensation                               326,730                -                 969,705            9,300
                                            -----------      -----------             -----------      -----------

Total operating expenses                      1,676,548        1,069,467               4,829,580        3,559,656
                                            -----------      -----------             -----------      -----------
Loss from operations                           (339,188)         172,835              (1,034,297)        (314,631)

Other income (expense)                         (12,097)            1,332                (22,892)           28,522
                                            -----------      -----------             -----------      -----------

Net loss                                    $  (351,285)     $   174,167             $(1,057,189)     $  (286,109)
                                            ===========      ===========             ===========      ===========

Net loss per share                          $      (.01)     $       .00             $      (.02)     $      (.01)
                                            ===========      ===========             ===========      ===========

Weighted average number of common
  shares                                     43,126,883       40,185,989              43,054,780       35,562,400
                                            ===========      ===========             ===========      ===========

                        SPECIALIZED HEALTH PRODUCTS INTERNATIONAL, INC. AND SUBSIDIARIES
                                      CONDENSED CONSOLIDATED BALANCE SHEET
                                 AS OF SEPTEMBER 30, 2005 AND DECEMBER 31, 2004


         ASSETS                                                               September 30,          December 31,
                                                                                   2005                  2004
                                                                              -------------         -------------
Current assets:
   Cash and cash equivalents                                                  $     778,968         $   1,571,926
   Accounts receivable                                                            1,305,119             1,228,647
   Inventory                                                                        589,754               286,577
   Prepaid expenses and other                                                        63,428               146,924
                                                                              -------------         -------------
     Total current assets                                                         2,737,269             3,234,074
                                                                              -------------         -------------

Property and equipment, net                                                         874,091               447,907

Intangible assets, net                                                              246,115                261,115

Other assets                                                                        128,438               114,633
                                                                              -------------         -------------
                                                                              $   3,985,913         $   4,057,729
                                                                              =============         =============


     LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities                                                           $   1,292,422         $   1,803,484

Deferred revenue, net of current portion                                             55,000                77,500

Deferred rent                                                                         5,081                10,797

Note payable - long term                                                            500,000                     -
                                                                              -------------         -------------
     Total liabilities                                                            1,852,503             1,891,781
                                                                              -------------         -------------

Stockholders' equity:
   Preferred stock, $.001 par value; 30,000,000 shares authorized,
      no shares outstanding                                                               -                     -
   Common stock, $.02 par value; 70,000,000 shares authorized,
     44,629,445 and 44,457,995 shares issued and outstanding,
     respectively                                                                   892,589               889,160
   Additional paid-in capital                                                    42,153,783            42,007,866
   Deferred compensation                                                         (2,703,061)           (3,578,366)
   Accumulated deficit                                                          (38,209,901)          (37,152,712)
                                                                              -------------         -------------
     Total stockholders' equity                                                   2,133,410             2,165,948
                                                                              -------------         -------------
                                                                              $   3,985,913         $   4,057,729
                                                                              =============         =============
